UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2024

TITAN MACHINERY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(I.R.S. Employer Identification Number)

644 East Beaton Drive, West Fargo, ND 58078-2648
(Address of Principal Executive Offices)(Zip Code)

(701) 356-0130
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TITN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into Material Definitive Agreement
On May 17, 2024, Titan Machinery Inc (“Titan” or the “Company”), Heartland Agriculture, LLC, Heartland Ag Kansas, LLC, (Heartland Agriculture, LLC and Heartland Ag Kansas, LLC collectively referred to as “Heartland” and, together with Titan, collectively the “U.S. Borrowers” and each a “U.S. Borrower”) and J.J. O'Connor & Sons Pty Ltd., (“O’Connors” or the “Australian Borrower”) entered into the Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the above referenced companies, as U.S. Borrowers or Australian Borrower, as applicable, the financial institutions party thereto, as lenders, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Bank of America and Wells Fargo Bank, National Association, as Joint Lead Arrangers, and Bank of America and PNC Bank, National Association, as Co-Documentation Agents. The Credit Agreement amends, restates and extends the term of the Company’s existing $350.0 million Third Amended and Restated Credit Agreement, dated as of April 3, 2020, as further amended (the “Existing Credit Facility”) and adds O’Connors as a borrower under the Credit Agreement. The Credit Agreement provides for a secured credit facility in a principal amount of up to $500.0 million, consisting of a $395.0 million floorplan facility and a $105.0 million revolving operating line which can be used by both the U.S, Borrowers and the Australian Borrower. The maximum aggregate facility for the Australian Borrower cannot exceed $100.0 million and the U.S. Borrowers aggregate facility cannot exceed $485.0 million.
The outstanding indebtedness under the Credit Agreement will mature on May 17, 2029.
The borrowing base for each of the operating lines is calculated based upon the U.S. Borrowers’ or Australian Borrower’s, as applicable, account receivables, parts, attachments, rental equipment, real estate, and vehicles, pursuant to a formula and subject to certain reserves, as defined under the Credit Agreement. The borrowing base for each of the floorplan loans is calculated based upon U.S. Borrowers’ or Australian Borrower’s, as applicable, new equipment inventory and used equipment inventory, pursuant to a formula and subject to certain reserves, as defined under the Credit Agreement.
Borrowings under the Credit Agreement bear interest at a variable rate, described as follows:
(a) For borrowings by a U.S. Borrower under the Credit Agreement, such U.S. Borrower elects at the time of any advance to choose a Base Rate Loan or a SOFR Rate Loan. The SOFR Rate is based upon the one-month, three-month or six-month SOFR plus an adjustment (0.11448% for the one-month term; 0.26161% for the three-month term; and 0.42826% for the six-month term), as chosen by the such U.S. Borrower, but in no event shall the SOFR Rate be less than zero. The Base Rate is determined as the greatest of (a) the prime rate of interest announced, from time to time, by Bank of America; (b) the Federal Funds Rate plus 0.5%; and (c) one-month SOFR plus 1.0%, but in no event shall the Base Rate be less than zero. The effective interest rate on borrowings by a U.S. Borrower is then calculated by adding an applicable margin to the SOFR Rate or Base Rate, as applicable. The applicable margin for borrowings by a U.S. Borrower is determined based on excess availability as determined under the Credit Agreement and ranges from 0.75% to 1.25% for Base Rate Loans and 1.75% to 2.25% for SOFR Rate Loans. The applicable margins for borrowings by U.S. Borrowers under the Credit Agreement are 0.25% higher than the corresponding margins under the Existing Credit Facility.
(b) For borrowings by the Australian Borrower under the Credit Agreement, O’Connor’s elects at the time of the advance to choose an Australian Base Rate Loan or an Australian Bill Rate Loan. The Australian Bill Rate is based on the Bank Bill Swap Reference Bid Rate with an equivalent term of the loan, but in no event shall the Australian Bill Rate be less than zero. The Australian Base Rate is computed as the sum of 1% plus the interbank overnight cash rate calculated by the Reserve Bank of Australia (but in no event shall the Australian Base Rate be less than zero). The effective interest rate on borrowings by the Australian Borrower is then calculated by adding an applicable margin to the Australian Bill Rate or the Australian Base Rate, as applicable. The applicable margin for borrowings by the Australian Borrower is determined based on excess availability as determined under the Credit Agreement and ranges from 1.75% to 2.25%.
The unused line fee under the Credit Agreement, for both the U.S. and Australian portion of the facilities, is incurred at the rate of 0.25% per annum on the average monthly unused amount. The Credit Agreement requires monthly payments of accrued interest.

Interest payments, unused line fees, and other fees and expenses under the Credit Agreement are due in arrears on the first day of each month. The Company is also obligated to pay other customary closing fees, arrangement fees, collateral appraisal fees, administration fees and letter of credit fees for a credit facility of this size and type.
The Credit Agreement does not obligate the Company to maintain financial covenants, except in the event that excess availability is less than 15% of the lower of the borrowing base or the size of the maximum credit line, at which point the Company is required to maintain a fixed charge coverage ratio (“FCCR”) of at least 1.10:1.00. The Credit Agreement includes various restrictions on the Company and its subsidiaries’ activities, including, under certain conditions, limitations on the Company’s ability to make certain cash payments including cash dividends and stock repurchases, issuance of equity instruments, acquisitions and divestitures, and entering into new indebtedness transactions.
The Credit Agreement includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults, structural defaults under the loan documents and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement. Under certain circumstances, a default interest rate may apply on any amount outstanding under the Credit Agreement during the existence of an event of default at a per annum rate equal to 2.00% above the applicable interest rate.
The obligations under the Credit Agreement are secured by a first priority lien on substantially all assets of the U.S. Borrowers and the Australia Borrower including, among other assets, substantially all working capital assets including cash, accounts receivable and inventory, subject to collateral priority arrangements agreed to pursuant to Bank of America’s inter-creditor agreements with each of CNH Industrial Capital, DLL Finance, and National Bank of Australia, who each furnish floorplan and operating line financing to the Company and/or its subsidiaries.
The description of the Credit Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
The information regarding the Company’s entry into the Credit Agreement provided under Item 1.01 above is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1	Fourth Amended and Restated Credit Agreement, dated as of May 17, 2024, by and among Titan Machinery Inc., Heartland Agriculture, LLC, Heartland Ag Kansas, LLC, and certain entities joined thereto as a U.S. Borrower, each as a U.S. Borrower, J.J. O’Connor & Sons Pty Ltd. and certain entities joined thereto as an Australian Borrower, each as an Australian Borrower,, the financial institutions party thereto, as lenders, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Bank of America and Wells Fargo Bank, National Association, as Joint Lead Arrangers, and Bank of America and PNC Bank, National Association, as Co-Documentation Agents.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Machinery Inc.

Date: May 22, 2024	By	/s/BRYAN KNUTSON
	Name:	Bryan Knutson
	Title:	President and Chief Executive Officer